Exhibit 14.2

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

Preface

The Senior Financial Officers(1) employed by Artemis International Solutions Corporation (the “Company”) hold an important and elevated role in the area of corporate governance. As an integral part of the senior management team of the Company, Senior Financial Officers are vested with both the responsibility and authority to protect, balance, and preserve the interests of all of the Company’s stakeholders, including shareholders, clients, employees, suppliers, and citizens of the communities in which business is conducted. Senior Financial Officers fulfill this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the Company’s financial organization, and by demonstrating and/or establishing the following:

I.  Honest and Ethical Conduct

Senior Financial Officers will exhibit and promote the highest standards of honest and ethical conduct through the establishment and operation of policies and procedures that:

•                  encourage and reward professional integrity in all aspects of the financial organization, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the financial organization or the Company itself;

•                  prohibit and eliminate the appearance or occurrence of conflicts between what is in the best interest of the Company and what could result in material personal gain for a member of the financial organization, including Senior Financial Officers;

•                  provide a mechanism for members of the finance organization to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior; and

•                  demonstrate the personal support of the Senior Financial Officers for such policies and procedures through periodic communication reinforcing these ethical standards throughout the finance organization.

II.  Financial Records and Periodic Reports

Senior Financial Officers will establish and manage the Company’s transaction and reporting systems and procedures to ensure that:

(1) The Senior Financial Officers of the Company are its principal executive officer, its principal financial officer, its principal accounting officers or controllers, and any other persons performing similar functions.

•                  business transactions are properly authorized and completely and accurately recorded on the Company’s books and records in accordance with Generally Accepted Accounting Principles (GAAP) and established Company financial policy;

•                  the retention or proper disposal of Company records shall be in accordance with established enterprise financial policies and applicable legal and regulatory requirements; and

•                  periodic financial communications and reports will be delivered in a manner that facilitates the highest degree of clarity of content and meaning so that readers and users can quickly and accurately determine the significance and consequence of those communications and reports.

III.  Compliance with Applicable Laws, Rules and Regulations

Senior Financial Officers will establish and maintain mechanisms to:

•                  educate members of the Company’s finance organization regarding any federal, state or local statute, regulation or administrative procedure that affects the operation of the finance organization and the Company generally;

•                  monitor the compliance of the Company’s finance organization with any applicable federal, state or local statute, regulation or administrative rule; and

•                  identify, report and correct in a swift and certain manner, any detected deviations from any applicable federal, state or local statute or regulation.

COMPLIANCE CERTIFICATE

I have read and understand the Company’s Code of Ethics for Senior Financial Officers (the “Code”). I will adhere in all respects to the ethical standards described in the Code.  I further confirm my understanding that any violation of the Code will subject me to appropriate disciplinary action, which may include demotion or discharge.

I certify to the Company that I am not in violation of the Code, unless I have noted such violation in a signed Statement of Exceptions attached to this Compliance Certificate.

Date:	Signature:

Print Name:

Title/Position:

Check one of the following:

☐            A Statement of Exceptions is attached.

☐            No Statement of Exceptions is attached.